UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2015 (April 24, 2015)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01     Other Events.

On April 24, 2015, Brookdale Senior Living Inc. (the "Company") issued a press release announcing, among other things, the appointments of Mark J. Parrell and Lee S. Wielansky to its Board of Directors as Class III directors, the retirements of Mark J. Schulte and Dr. Samuel Waxman from the Company's Board of Directors, and an agreement with Sandell Asset Management pursuant to which it has agreed to withdraw its notice of nomination of directors in connection with the Company's 2015 annual meeting of stockholders (the "Meeting") and agreed to abide by certain customary standstill and voting provisions, including voting in favor of the three nominees to be recommended by the Board of Directors at the Meeting.  A copy of the Company's press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 24, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated April 24, 2015